                                                                 Exhibit 10.15.1

                               November 4, 1999



Greater Bay Bancorp
2860 W. Bayshore Road
Palo Alto, CA 94303
Attention: Kamran Husain

Dear Mr. Husain:

     This letter is to confirm that Wells Fargo Bank, National Association ("Bank"), subject to all terms and conditions contained herein, has agreed to make available to Greater Bay Bancorp ("Borrower") a revolving line of credit under which Bank will make advances to Borrower from time to time up to and including November 2, 2000 not to exceed the maximum principal amount of $25,000,000.00 (the "Line of Credit"). The proceeds of the Line of Credit shall be used for short term operational cash flow requirements of Borrower and its subsidiaries. Each existing or hereafter acquired subsidiary of Borrower which is a bank is hereinafter referred to a "Bank Subsidiary").

I.   CREDIT TERMS:

     1.  LINE OF CREDIT:

     (a) Line of Credit Note.  Borrower's obligation to repay advances under the
         -------------------
Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

     (b) Borrowing and Repayment.  Borrower may from time to time during the
         -----------------------
term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that (i) the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above, and that (ii) Borrower shall maintain a zero balance on the Line of Credit during the 30 consecutive day period immediately following any period of 180 consecutive days during which the outstanding principal balance of the Line of Credit exceeded zero.
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Greater Bay Bancorp
November 4, 1999
Page 2

II.  INTEREST/FEES:

     1.  Interest.  The outstanding principal balance of the Line of Credit
         --------
shall bear interest at the rate of interest set forth in the Line of Credit
Note.

     2.  Computation and Payment.  Interest shall be computed on the basis of a
         -----------------------
360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note.

     3.  Commitment Fee.  Borrower shall pay to Bank a non-refundable commitment
         --------------
fee for the Line of Credit equal to $5,000.00, which fee shall be due and payable in full on the date of Borrower's execution of this letter.

     4.  Collection of Payments.  Borrower authorizes Bank to collect all
         ----------------------
interest and fees due under the Line of Credit by charging Borrower's demand deposit account number 4000-583708 ___ with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.


III.  REPRESENTATIONS AND WARRANTIES:

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this letter and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this letter.

     1.  Legal Status.  Borrower is a corporation, duly organized and existing
         ------------
and in good standing under the laws of California and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     2.  Authorization and Validity.  This letter, the Line of Credit Note, and
         --------------------------
each other document, contract or instrument deemed necessary by Bank to evidence any extension of credit to Borrower pursuant to the terms and conditions hereof, or now or at any time hereafter required by or delivered to Bank in connection with this letter (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the
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Greater Bay Bancorp
November 4, 1999
Page 3

party which executes the same, enforceable in accordance with their respective terms.

     3.  No Violation.  The execution, delivery and performance by Borrower of
         ------------
each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or by-laws of Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     4.  Litigation.  There are no pending, or to the best of Borrower's
         ----------
knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     5.  Correctness of Financial Statement.  The financial statement of
         ----------------------------------
Borrower dated June 30, 1999, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the consolidated financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the consolidated financial condition of Borrower, nor has Borrower or any Bank Subsidiary mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     6.  Income Tax Returns.  Borrower has no knowledge of any pending
         ------------------
assessments or adjustments of its income tax payable with respect to any year.

Greater Bay Bancorp
November 4, 1999
Page 4

     7.  No Subordination.  There is no agreement, indenture, contract or
         ----------------
instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this letter to any other obligation of Borrower.

     8.  Permits, Franchises.  Borrower possesses, and will hereafter possess,
         -------------------
all permits, consents, approvals, franchises and licenses required and all rights to trademarks, trade names, patents and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     9.  ERISA.  Borrower is in compliance in all material respects with all
         -----
applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event, as defined in ERISA, has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     10.  Other Obligations.  Borrower is not in default on any obligation for
          -----------------
borrowed money, any material purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     11.  Environmental Matters.  Except as disclosed by Borrower to Bank in
          ---------------------
writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

Greater Bay Bancorp
November 4, 1999
Page 5

IV.   CONDITIONS:

     1.  Conditions of Initial Extension of Credit.  The obligation of Bank to
         -----------------------------------------
extend any credit contemplated by this letter is subject to fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Documentation.  Bank shall have received each of the Loan Documents,
         -------------
duly executed and in form and substance satisfactory to Bank.

     (b) Financial Condition.  There shall have been no material adverse change,
         -------------------
as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of a substantial or material portion of the assets of Borrower.

     2.  Conditions of Each Extension of Credit.  The obligation of Bank to make
         --------------------------------------
each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) Compliance.  The representations and warranties contained herein and in
         ----------
each of the other Loan Documents shall be true on and as of the date of the signing of this letter and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no default hereunder, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such a default, shall have occurred and be continuing or shall exist.

     (b) Documentation.  Bank shall have received all additional documents which
         -------------
may be required in connection with such extension of credit.

Greater Bay Bancorp
November 4, 1999
Page 6

V.  COVENANTS:

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     1.  Punctual Payment.  Punctually pay all principal, interest, fees or
         ----------------
other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein , and immediately upon demand by Bank, the amount by which the outstanding principal balance of the Line of Credit at any time exceeds any limitation on borrowings applicable thereto.

     2.  Accounting Records.  Maintain adequate books and records in accordance
         ------------------
with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and inspect the properties of Borrower.

     3.  Financial Statements. Provide to Bank all of the following, in form and
         --------------------
detail satisfactory to Bank:

     (a) not later than 95 days after and as of the end of each fiscal year, an audited consolidated financial statement of Borrower, prepared by independent certified public accountants acceptable to Bank, to include balance sheet, income statement, statement of cash flows, together with an unqualified opinion;

     (b) not later than 50 days after and as of the end of each fiscal quarter, a consolidated financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement and statement of cash flows;

     (c) promptly upon the occurrence thereof, notify Bank of any formal enforcement action taken or, to the knowledge of Borrower, proposed to be taken against Borrower and/or any of its subsidiaries; and

     (d) from time to time such other information as Bank may reasonably request.

     4.  Compliance.  Preserve and maintain all licenses, permits, governmental
         ----------
approvals, rights, privileges and franchises necessary for the conduct of its business; and comply
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Greater Bay Bancorp
November 4, 1999
Page 7

with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of a governmental agency applicable to Borrower and/or its business, except any of the foregoing which, if not preserved, maintained or complied with, would not have a material adverse effect on Borrower.

     5.  Insurance.  Maintain and keep in force insurance of the types and in
         ---------
amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     6.  Facilities.  Keep all properties useful or necessary to Borrower's
         ----------
business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     7.  Taxes and Other Liabilities.  Pay and discharge when due any and all
         ---------------------------
indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event that Borrower is obligated to make such payment.

     8.  Litigation.  Promptly give notice in writing to Bank of any litigation
         ----------
pending or threatened against Borrower with a claim in excess of $1,000,000.00.

     9.  Financial Condition.  Maintain Borrower's financial condition (or, with
         -------------------
respect to paragraph (c) below, cause all of Borrower's subsidiaries or Bank Subsidiaries (as applicable) to maintain their combined financial condition) as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower's financial statements for the period ending September 30, 1999:
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Greater Bay Bancorp
November 4, 1999
Page 8

     (a) Double Leverage Ratio not at any time greater than 1.50 to 1.0 determined as of the end of each fiscal quarter, with "Double Leverage Ratio"
                                                       ----------------------
defined as the ratio of (i) Borrower's equity investment in all its subsidiaries, to (ii) Borrower's equity.

     (b) Maintain on a consolidated basis (and cause each Bank Subsidiary to maintain) a capital ratio sufficient to be rated "well capitalized" by the Federal Reserve Board, Federal Deposit Insurance Corporation and each other federal or state regulatory entity or agency which has jurisdiction over Borrower or any Bank Subsidiary and maintains such a rating system; provided,
                                                                    ---------
however, that in the event Borrower acquires a Bank Subsidiary after the date of
-------
this Agreement which is not "well capitalized" at the time of such acquisition, Borrower shall cause such Bank Subsidiary to become "well capitalized" within six (6) months following such acquisition.

     (c) Maintain consolidated net income after taxes not less than $1.00, determined as of each fiscal quarter end on a rolling four (4) quarter basis. Consolidated herein refers to Borrower and all of its subsidiaries.

     10.  Other Indebtedness.  Not create, incur, assume or permit to exist any
          ------------------
indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower and any subsidiaries existing as of, and disclosed to Bank prior to, the date hereof, (c) unsecured and uncommitted operating lines of credit, such as daylight overdraft facilities and Fed Funds lines and the like,
(d) other unsecured loans and lines of credit in an aggregate amount not to exceed, on a consolidated basis, 50% of Borrower's consolidated equity preceding the incurring of such indebtedness, and (e) additional unsecured liabilities which are subordinated to the obligations of Borrower to Bank pursuant to agreements in form and content acceptable to Bank; provided that the indebtedness described in clauses (b), (c) and (d) shall not be prior or senior in right of payment to the obligations of Borrower to Bank.

     11.  Merger, Consolidation, Transfer of Assets.  Not merge into or
          -----------------------------------------
consolidate with any other entity unless Borrower is the surviving entity; nor make any substantial change in the nature of Borrower's business as conducted as of the date hereof; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

Greater Bay Bancorp
November 4, 1999
Page 9

     12.  Loans, Advances, Investments.  Not make any loans or advances to or
          ----------------------------
investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, (b) loans and advances to Borrower's subsidiaries, provided that at no time shall the outstanding principal balance of such loans and advances to any Bank Subsidiaries exceed 50% of the equity of such subsidiary, (c) loans and advances in the ordinary course of Borrower's business, (d) additional investments in new subsidiaries, and (e) investments (other than in subsidiaries) in the ordinary course of business.

     13.  Distributions.  Upon and during the continuance of an Event of Default
          -------------
(as defined in Section VI below), not to declare or pay any distributions to its shareholders either in cash or any other property (other than dividends in the form of stock), nor redeem, retire, repurchase or otherwise acquire any ownership interest in Borrower.

     14.  Year 2000 Compliance.  Perform all acts reasonably necessary to ensure
          --------------------
that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems.
As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.
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Greater Bay Bancorp
November 4, 1999
Page 10

VI.  DEFAULT, REMEDIES:

     1.  Default, Remedies.  Upon the violation of any term or condition of any
         -----------------
of the Loan Documents, or upon the occurrence of any default or defined event of default under any of the Loan Documents (each, an "Event of Default"): (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit extended by Bank to Borrower under any of the Loan Documents and to exercise any or all of the rights of a beneficiary or secured party pursuant to the applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of any such Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

     2.  No Waiver.  No delay, failure or discontinuance of Bank in exercising
         ---------
any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.
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Greater Bay Bancorp
November 4, 1999
Page 11

VII.  MISCELLANEOUS:

     1.  Notices.  All notices, requests and demands which any party is required
         -------
or may desire to give to any other party under any provision of this letter must be in writing delivered to each party at its address first set forth above, or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a)if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     2.  Costs, Expenses and Attorneys' Fees.  Borrower shall pay to Bank
         -----------------------------------
immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the preparation of amendments and waivers, if any, of this letter and the other Loan Documents, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     3.  Successors, Assignment.  This letter shall be binding upon and inure to
         ----------------------
the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith Bank may disclose all documents and information which Bank now has or hereafter may acquire relating to any credit extended by Bank to Borrower, Borrower or its business, or any collateral required hereunder.

     4.  Entire Agreement; Amendment.  This letter and the other Loan Documents
         ---------------------------
constitute the entire agreement between Borrower and Bank with respect to any extension of credit by Bank subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This letter may be amended or modified only in writing

Greater Bay Bancorp
November 4, 1999
Page 12

signed by each party hereto.

     5.  No Third Party Beneficiaries.  This letter is made and entered into for
         ----------------------------
the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this letter or any other of the Loan Documents to which it is not a party.

     6.  Severability of Provisions.  If any provision of this letter shall be
         --------------------------
prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this letter.

     7.  Governing Law.  This letter shall be governed by and construed in
         -------------
accordance with the laws of the State of California.

     8.  Confidentiality.  Bank acknowledges that it and  Borrower and
         ---------------
Borrower's Bank Subsidiaries compete with one another in a number of areas, including competing for potential acquisitions of other financial institutions. In consideration of the foregoing, Bank agrees to execute a Confidentiality Agreement in the form and content of Exhibit B hereto.

     9.  Arbitration.
         -----------

     (a) Arbitration.  Upon the demand of any party, any Dispute shall be
         -----------
resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this letter. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b)  Governing Rules.  Arbitration proceedings shall be administered by the
          ---------------
American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance

Greater Bay Bancorp
November 4, 1999
Page 13

with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

     (c)   No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No
           ----------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

     (d) Arbitrator Qualifications and Powers; Awards.  Arbitrators must be
         --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three
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Greater Bay Bancorp
November 4, 1999
Page 14

arbitrators must actively participate in all hearings and deliberations.

     (e)  Judicial Review.  Notwithstanding anything herein to the contrary, in
          ---------------
any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

     (f) Real Property Collateral; Judicial Reference.  Notwithstanding anything
         --------------------------------------------
herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

     (g) Miscellaneous.  To the maximum extent practicable, the AAA, the
         -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or

Greater Bay Bancorp
November 4, 1999
Page 15

other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     Your acknowledgment of this letter shall constitute acceptance of the foregoing terms and conditions. Bank's commitment to extend any credit to Borrower pursuant to the terms of this letter shall terminate on November 10, 1999, unless this letter is acknowledged by Borrower and returned to Bank on or before that date.

                                  Sincerely,

                                  WELLS FARGO BANK,
                                    NATIONAL ASSOCIATION

                                  By: /s/ James A. Gross
                                      --------------------------
                                  Title: Vice President and
                                         Relationship
                                         Manager
                                                ----------------

Acknowledged and accepted as of November 15, 1999:
GREATER BAY BANCORP

By: /s/ Kamran Husain
    -----------------
Title: Senior Vice President-Finance

By: /s/ Steven C. Smith
    -------------------
Title: EVP, CAO & CFO